SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2003

STANDARD MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	0-20882	35-1773567

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana 46280

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (317)574-6200

N/A

(Former name or former address, if changed since last report)

Item 5 – Other Events
Item 7 – Financial Statements and Exhibits
SIGNATURES
EX-10.1 SENIOR SECURED CREDIT AGREEMENT
EX-10.2 PLEDGE AGREEMENT
EX-10.3 SECURITY AGREEMENT
EX-99.1 PRESS RELEASE DATED 11/17/03

Item 5 – Other Events

     On November 17, 2003, Standard Management Corporation announced that it had replaced its current $3.75 million senior revolving credit facility and $11 million senior subordinated debt with a $20 million senior credit facility. The new senior credit facility is composed of a $10 million five year term loan with a fixed rate of 6.63%, and a $10 million revolving line of credit with a floating rate equal to 90 day LIBOR plus 395 basis points.

     Exhibit 99.1 to this Form 8-K is the press release issued on November 17, 2003 announcing the new financing.

Item 7 – Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are filed with this Report:

10.1 -	Senior Secured Credit Agreement, dated November 13, 2003, between Standard Management Corporation and The CIT Group/Equipment Financing, Inc.

10.2 -	Pledge Agreement, dated November 13, 2003, between Standard Management Corporation and The CIT Group/Equipment Financing, Inc.

10.3 -	Security Agreement, dated November 13, 2003, between Standard Management Corporation and The CIT Group/Equipment Financing, Inc.

99.1 -	Press Release of Standard Management Corporation dated November 17, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION

By:		/s/ Stephen M. Coons

	Name:	Stephen M. Coons
	Title:	Executive Vice President and
General Counsel

Dated: December 16, 2003

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